Exhibit 10.3
INSMED INCORPORATED
NONQUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT
No. of shares subject to Option: /$AwardsGranted$/
THIS AGREEMENT dated this /$GrantDate$/ (this “Agreement”), between INSMED INCORPORATED, a Virginia corporation (the “Company”), and /$ParticipantName$/ (the “Participant”), is an inducement material to Participant’s entry into employment with the Company or a subsidiary of the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (the “Inducement Award Rule”). If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of Participant’s offer letter or employment agreement with the Company or the applicable subsidiary thereof, dated as of /$HireDate$/ (the “Employment Agreement”), the Employment Agreement shall control, and this Agreement shall be deemed to be modified accordingly so long as such modification is consistent with the Inducement Award Rule and applicable law.
1. Grant of Option. The Company, on /$GrantDate$/ (the “Date of Grant”), granted to Participant, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of /$AwardsGranted$/ shares of common stock of the Company, par value US $0.01 per share (the “Common Stock”) at the option price of /$GrantPrice$/ per share, being not less than the closing price of a share of the Company’s Common Stock on the NASDAQ on the Date of Grant (the “Option”). The Option is intended to be a nonqualified stock option and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is exercisable as hereinafter provided.
2. Terms and Conditions. The Option is subject to the following terms and conditions:
a.     Expiration Date. The Option shall expire ten years from the Date of Grant (the “Expiration Date”).
b.    Exercise of Option. Except as provided in paragraphs 3, 4 and 5, the Option shall be exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to the Option on the first annual anniversary of the Date of Grant (the “First Anniversary Date”) and with respect to twelve and a half percent (12.5%) of the shares of Common Stock subject to the Option on the six-month anniversary of the First Anniversary Date and each six-month anniversary date thereafter through the fourth annual anniversary of the Date of Grant, subject to Participant’s continued employment through each applicable date. If the foregoing schedule would produce fractional shares, the number of shares for which the Option

Exhibit 10.3
becomes exercisable shall be rounded down to the nearest whole share. Once the Option has become exercisable in accordance with this subparagraph 2(b) it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a). A partial exercise of the Option shall not affect Participant’s right to exercise the Option with respect to the remaining shares, subject to the conditions of this Agreement.
c.    Method of Exercising Option and Payment for Shares. The Option shall be exercised by written notice in the form of Attachment A — “Notice of Option Exercise” or such other form as may be approved by the Company, delivered to the attention of the Company’s Chief Financial Officer at the Company’s principal place of business. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” and the “Board”), or such other method as determined by the Compensation Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under the Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which the Option is being exercised.
d.     Agreement with Terms. Execution of this Agreement by Participant or receipt of any benefits under this Agreement by Participant shall constitute Participant’s acknowledgement of, and agreement with, all of the provisions of this Agreement, and the Company shall administer this Agreement accordingly.
e.     Shareholder Rights. Participant shall not have any rights as a shareholder with respect to shares subject to the Option until Participant exercises such Option and becomes the holder of record of such shares.
f.     Termination of Employment or Service; Forfeiture. Except as provided in this subparagraph 2(f), in the event of Participant’s termination of employment, any vested portion of the Option that is not exercised during the period specified in paragraph 3, paragraph 4 or paragraph 5, as applicable, shall be forfeited upon the expiration of such period, and any portion of the Option that is unvested as of the date of Participant’s termination of employment shall be forfeited on such date. Notwithstanding the preceding sentence, if Participant’s employment or service terminates prior to the Expiration Date on account of Participant’s death or Participant becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”), then any unvested portion of this Option shall immediately become vested and exercisable on Participant’s termination date.

Exhibit 10.3
3. Exercise in the Event of Death. In the event Participant dies before the expiration of the Option pursuant to subparagraph 2(a), the Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) and subparagraph 2(f) on the date of Participant’s death. In that event, the Option may be exercised, to the extent exercisable, by Participant’s estate or by the other person or persons to whom Participant’s rights under the Option shall pass by will or the laws of descent and distribution. Participant’s estate or such persons may exercise the Option within one year after Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.
4. Exercise in the Event of Permanent and Total Disability. In the event Participant becomes Permanently and Totally Disabled before the expiration of the Option pursuant to subparagraph 2(a), the Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) and subparagraph 2(f) on the date Participant ceases to be employed by the Company or, as determined by the Compensation Committee from time to time, any entity in which the Company has a substantial direct or indirect equity interest (an “Affiliate”), as a result of Participant’s becoming Permanently and Totally Disabled. In that event, Participant may exercise the Option, to the extent exercisable, within one year after the date Participant ceases to be employed by the Company and its Affiliates as a result of Participant’s becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.
5. Exercise After Termination of Employment. Except as provided in paragraphs 3 and 4 hereof, if Participant ceases to be employed by the Company and its Affiliates prior to the Expiration Date, the Option shall be exercisable for all or part of the number of shares that Participant was entitled to purchase under subparagraph 2(b) and, if applicable, any additional number of shares specified under the Employment Agreement on the date of Participant’s termination of employment. In that event, Participant may exercise the Option, to the extent exercisable under subparagraph 2(b) and/or under the Employment Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three months (or such other period of time provided under the Employment Agreement, if any) after the date Participant ceases to be employed by the Company and its Affiliates, whichever is shorter.
6. Notice. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Additionally, if such notice or communication is by the Company to Participant, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to

Exhibit 10.3
have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.
7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.
8. No Right to Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its subsidiaries and/or its Affiliates to terminate Participant’s employment at any time or for any reason in accordance with the Company’s Bylaws, governing law and the Employment Agreement, nor shall any terms of this Agreement confer upon Participant any right to continue Participant’s employment for any specified period of time. Neither this Agreement nor any benefits arising under this Agreement shall constitute an employment contract with the Company or any of its subsidiaries or Affiliates.
9. Change in Capital Structure. The terms of the Option (including the number or kind of shares subject hereto and the option price) shall be equitably adjusted as the Compensation Committee determines is equitably required to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. No fractional shares of Common Stock shall be issued pursuant to such an adjustment.
10. Change in Control. The Compensation Committee shall have the discretion to determine the treatment of the Option upon the occurrence of a Change in Control (as defined below). Unless otherwise expressly provided in the Employment Agreement or under the terms of a transaction constituting a Change in Control, the following shall occur upon a Participant’s involuntary termination of employment within twenty-four (24) months following a Change in Control, provided that such termination does not result from the Participant’s termination for disability, cause or gross misconduct: the Option shall immediately become exercisable and shall remain exercisable for three (3) years following such termination (or until the Expiration Date, if earlier). For purposes of this paragraph 10, the following definitions apply, subject to applicable laws to the extent mandatory:
a. “Change in Control” means the occurrence of any one of the following:
i.     any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least 50% of either (A) the value of the then outstanding shares of common stock of the

Exhibit 10.3
Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing beneficial ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any person that as of the Date of Grant has beneficial ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or (z) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs 10(b)(iii)(A), (B) and (C) below; or
ii.    during any period of two consecutive years (not including any period prior to the Date of Grant) individuals who constitute the Board on the Date of Grant (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
iii.    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were

Exhibit 10.3
the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) of the Company or such Acquiring Corporation) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.    the complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes and/or penalties pursuant to Section 409A of the Code, no event or transaction will constitute a Change in Control hereunder unless it also constitutes a “change in control event” under Section 409A of the Code.
b. “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly

Exhibit 10.3
or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
11. Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Company may and/or Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the Option, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under the Option, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of Participant in accordance with applicable law, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under the Option or any other award held by Participant or by Participant tendering to the Company cash or, if allowed by the Company, shares of Common Stock. Nothing in this Agreement shall be interpreted or construed to transfer any liability for any tax (including, without limitation, a tax or penalty due as a result of a failure to comply with Section 409A of the Code) due by Participant to the Company, any subsidiary thereof or any Affiliate, or to any other individual or entity, and the Company shall have no liability to Participant, or any other party, with respect thereto. Participant acknowledges that the Company and its subsidiaries and Affiliates: (a) make no representations or undertakings regarding the tax treatment in connection with any aspect of the Option and (b) do not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate Participant’s tax liabilities.
12. Administration. Any question concerning the interpretation of this Agreement or the Option, any adjustments required to be made to the Option hereunder, and any controversy that may arise with respect to the Option will be determined by the Compensation Committee in its sole and absolute discretion. All decisions by the Compensation Committee shall be final and binding on Participant and Participant’s beneficiaries, heirs and assigns.
13. Compliance with Laws and Regulations. Participant hereby acknowledges, represents and warrants to the Company that, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of the Option is effective and current at the time of exercise of the Option, (i) the shares of Common Stock to be issued upon the exercise of the Option will be unregistered and acquired by Participant for Participant’s own account, for investment only and not with a view to the resale or distribution thereof and (ii) the shares of Common Stock to be issued upon the exercise of the Option may not be sold or transferred unless a registration statement under the Securities Act with respect to the resale of such shares is effective and current or such registration is determined by the Company to be unnecessary. Nothing herein shall be construed as requiring the Company to register the shares subject to the Option for sale

Exhibit 10.3
or resale under the Securities Act. Notwithstanding anything herein to the contrary, if at any time the Company shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
14. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to any rule or principle of conflicts of laws that otherwise would result in the application of the substantive laws of another jurisdiction. Any reference in this Agreement to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
15. Section 409A. It is intended that the provisions of this Agreement comply with Section 409A of the Code (“Section 409A”), and all provisions of the Option shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
16. Nontransferability. This Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by Participant except by will or by the laws of descent and distribution. During Participant’s lifetime, this Option may be exercised only by Participant.
17. Acknowledgement. Participant acknowledges and agrees that Participant has no right to receive any equity compensation following the Date of Grant other than as set forth in this Agreement or otherwise approved by the Board or Compensation Committee on or before the Date of Grant, and that the Option is granted in full satisfaction of Participant’s right, if any, to an equity award under any offer letter, transition letter, or similar letter, agreement, or communication from the Company or any Affiliate.
18. Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.
IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed Participant’s signature hereto.
INSMED INCORPORATED

Exhibit 10.3
By: /s/ Sara Bonstein
Chief Financial Officer
PARTICIPANT
/s/ /$ParticipantName$/

Exhibit 10.3
Attachment A
Chief Financial Officer
Insmed Incorporated
700 US Highway 202/206
Bridgewater, NJ 08807
Notice Of Option Exercise
This letter is notice of my decision to exercise the Option that was granted to me on ______________. Terms used but not defined in this notice have the meanings given to them in the Nonqualified Stock Option Inducement Award Agreement between the Company and myself on _______________. The exercise will be effective on _____________. I am exercising the Option for ______________ shares of Common Stock. I have chosen the following form of payment to cover the aggregate Option price for the number of shares for which I am exercising the Option (check one):
[ ]    1.     Cash
     [ ]    2.    Certified or bank check payable to Insmed Incorporated
     [ ]    3.    Other (please describe):
______________________________________________________
Sincerely,
Name:
Address:

Accepted by:

Date:

Exhibit 10.3
Note: The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.